UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

LIGHTLAKE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55330	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Park Avenue, 9th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 829-5546

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Stock Option Awards. On October 23, 2015, the Board of Directors (the “Board”) of Lightlake Therapeutics Inc. (the “Company”) approved grants of stock options to Dr. Michael Sinclair, the Company’s Executive Chairman and Chairman of the Board, Dr. Roger Crystal, the Company’s Chief Executive Officer, President and Director, Kevin Pollack, the Company’s Chief Financial Officer, Treasurer, Secretary and Director, and Geoffrey Wolf, a Director on the Board, as set forth below. A stock option award was also approved for a grant to another senior executive of the Company.

The stock options were granted pursuant to stock option grant agreements signed by the Company and each executive or director and the date of grant for each stock option grant was October 27, 2015. Each stock option grant, once exercisable, entitles a recipient to purchase a share of Company common stock at the stock option’s exercise price. The exercise price for each stock option is $7.25, which is equal to or greater than the fair market value of shares of Company common stock on October 27, 2015. Each stock option has a ten-year term and expires on October 26, 2025. Each stock option is fully vested on the date of grant, but may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of three trials on or subsequent to October 23, 2015; or (B) (1) the approval by the U.S. Food and Drug Administration of the New Drug Application with respect to the opioid overdose reversal treatment, and (2) the commencement of two trials on or subsequent to October 23, 2015; and (ii) the expiration date.

The stock options granted to the Company’s executive officers and directors on October 27, 2015 are as follows:

Name	Number of Shares
Michael Sinclair	250,000
Roger Crystal	500,000
Kevin Pollack	500,000
Geoffrey Wolf	62,500

With the exception of the stock options grant made to Mr. Wolf, the stock options were granted in lieu of certain stock options that were to be granted to Messrs. Sinclair, Crystal and Pollack pursuant to the following agreements: (i) for Dr. Sinclair, that certain Employment Agreement with the Company dated August 6, 2010, and amended on December 31, 2012 and December 31, 2013, (ii) for Dr. Crystal, that certain Executive Letter of Reappointment with the Company dated November 26, 2012, and amended on December 31, 2012 and December 31, 2013, and (iii) for Mr. Pollack, that certain Executive Letter of Appointment with the Company dated November 26, 2012, and amended on December 31, 2012 and December 31, 2013 (collectively, the “Prior Options”). By accepting the stock option grants, Messrs. Sinclair, Crystal and Pollack waived, released, forfeited and relinquished their rights, claims, titles and interests to the Prior Options.

The foregoing summaries of stock options grants do not purport to be complete and are qualified in their entirety by reference to the complete copies of the stock option grant agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Stock Option Grant Agreement with Michael Sinclair

10.2	Stock Option Grant Agreement with Roger Crystal

10.3	Stock Option Grant Agreement with Kevin Pollack

10.4	Stock Option Grant Agreement with Geoffrey Wolf

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2015

LIGHTLAKE THERAPEUTICS INC.

By:	/s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer and President